UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 10, 2016
XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 10, 2016, at the Xilinx, Inc. (the “Company”) 2016 Annual Meeting of Stockholders, the Company’s stockholders approved the proposals listed below. The final results for the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on June 1, 2016.

1	Elect nine nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified:
	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Dennis Segers	199,526,174	1,192,698	110,953	16,532,420
	Moshe N. Gavrielov	200,013,297	678,795	137,734	16,532,419
	Saar Gillai	200,013,920	674,840	141,065	16,532,420
	Ronald S. Jankov	200,005,358	698,690	125,775	16,532,422
	Thomas H. Lee	200,059,992	647,278	122,555	16,532,420
	J. Michael Patterson	199,893,323	784,157	152,346	16,532,419
	Albert A. Pimentel	199,084,079	1,594,828	150,919	16,532,419
	Marshall C. Turner	199,891,697	802,090	136,037	16,532,421
	Elizabeth W. Vanderslice	197,151,233	3,542,964	135,631	16,532,417

2
Approve amendments to the Company's 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,500,000 shares and to limit the aggregate equity and cash compensation for each non-employee director to no more than $750,000 per fiscal year:

		Votes For	Votes Against	Abstentions	Broker Non-Votes
		168,931,034	31,715,203	183,218	16,532,790

3	Approve certain provisions of the Company's 2007 Equity Incentive Plan for the purposes of complying with Section 162(m) of the Internal Revenue Code:
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		171,283,012	29,293,364	253,076	16,532,793

4	Approve, on an advisory basis, the compensation of the Company's named executive officers:
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		186,099,368	14,489,567	240,517	16,532,793

5	Ratify the appointment of Ernst & Young LLP as the Company's external auditors for fiscal 2017:
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		214,247,004	2,880,446	234,795	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: August 11, 2016	By:	/s/ Scott Hover-Smoot
Scott Hover-Smoot
Senior Vice President, General Counsel and
Secretary